                                                              Exhibit (a)(1)(B)

                             LETTER OF TRANSMITTAL

                    TO TENDER ELIGIBLE OPTIONS TO PURCHASE
                  SHARES OF COMMON STOCK OF NETIQ CORPORATION
                               GRANTED UNDER THE
 NETIQ CORPORATION AMENDED AND RESTATED 1995 STOCK PLAN, THE MISSION CRITICAL
    SOFTWARE, INC. 1997 STOCK PLAN (AS AMENDED MAY 21, 1999), THE WEBTRENDS
     CORPORATION 1997 STOCK INCENTIVE COMPENSATION PLAN AND THE WEBTRENDS CORPORATION AMENDED AND RESTATED 1998 STOCK INCENTIVE COMPENSATION PLAN, FOR
                     NEW OPTIONS GRANTED UNDER SUCH PLANS

                    PURSUANT TO THE OFFER TO EXCHANGE DATED
                                  MAY 7, 2001


 THE OFFER AND RELATED RIGHT OF WITHDRAWAL EXPIRE AT 5:00 P.M., PACIFIC TIME,
                ON JUNE 7, 2001, UNLESS THE OFFER IS EXTENDED.


                     To: NetIQ Corporation Stock Services
                            3553 North First Street
                              San Jose, CA 95134
                           Telephone: (408) 856-3000
                           Facsimile: (408) 856-1801

   DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   Pursuant to the terms and subject to the conditions of the Offer to Exchange dated May 7, 2001 and this Letter of Transmittal, I, a current employee of NetIQ (the "Company"), hereby tender the following outstanding options to purchase shares ("Option Shares") of common stock, par value $.001 per share, of the Company that have been granted under the NetIQ Corporation Amended and Restated 1995 Stock Plan, the Mission Critical Software, Inc. 1997 Stock Plan (as amended May 21, 1999), the WebTrends Corporation 1997 Stock Incentive Compensation Plan and the WebTrends Corporation Amended and Restated 1998 Stock Incentive Compensation Plan (collectively, the "Plans") and have an exercise price equal to or greater than $50.00, or a lower exercise price if such options have been granted to me on or after December 7, 2000 and required under the terms of the Offer to Exchange.

   TO VALIDLY TENDER SUCH OPTIONS, YOU MUST COMPLETE THE FOLLOWING TABLE ACCORDING TO INSTRUCTIONS 2 AND 3 ON PAGE 5 OF THIS LETTER OF TRANSMITTAL.

   Grant Date of   Exercise Price   Total Number of Option
     Option(1)       of Option    Shares Subject to Option(2) Name of Plan(3)
   -------------   -------------- --------------------------- ---------------

--------
1 List each option on a separate line even if more than one option was granted on the same date.

2 Provide the total number of unexercised Option Shares subject to the entire option in this column. By tendering this option, you are agreeing to tender it for the full number of unexercised Option Shares subject to this option.

3 Provide the name of the Plan under which the Option was granted. This information can be found in your Personnel Option Status that is attached with the letter from our President and Chief Executive Officer, Ching-Fa Hwang, addressing some of the principal questions that you may have regarding the offer.

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To NetIQ Corporation:

   Upon the terms and subject to the conditions set forth in the Offer to Exchange dated May 7, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter of Transmittal" which, together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to NetIQ Corporation, a Delaware corporation (the "Company"), the options (the "Options") to purchase shares ("Option Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock") specified in the table above, in exchange for "New Options," which are new options to purchase shares of Common Stock equal in number to the number of Option Shares subject to the Options that I tender hereby (subject to adjustment in specified circumstances). I acknowledge that I hereby tender all options I received from the Company on or after December 7, 2000 that have a lower exercise price than the option with the highest exercise price I tender or as otherwise required by accounting rules. All New Options will be subject to the terms and conditions of the Plan under which the respective Options were granted (each such plan, a "Controlling Plan") and to a new option grant agreement between the Company and me.

   Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended, delayed, terminated or amended, the terms and conditions of any such extension, delay, termination or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter of Transmittal is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject.

   I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option grant document, and such options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

   All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

   By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter of Transmittal will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of options tendered pursuant to the Offer will constitute a binding agreement between the Company and me, upon the terms and subject to the conditions of the Offer.

   I acknowledge that the New Options that I will receive:

   (1) will not be granted until on or after the first business day that is at least six months and one day after the date when the Options tendered hereby are accepted for exchange and canceled; and

   (2) will be subject to the terms and conditions set forth in the Controlling Plan and in a new option grant agreement between the Company and me that will be forwarded to me after the grant of the New Options for my signature and return to the Company.

   I also acknowledge that I must be an employee of the Company or one of its subsidiaries from the date when I tender Options through the date when the New Options are granted and otherwise be eligible under the Controlling Plan on the date when the New Options are granted in order to receive New Options. I further

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acknowledge that if I do not remain such an employee, I will not receive any
New Options or any other consideration for the Options that I tender and that are accepted for exchange pursuant to the Offer. If I pass away, become disabled, terminate with or without a good reason or am terminated with or without cause before the date when the New Options are granted, then I will not receive anything for the Options that I tender and that are accepted for exchange pursuant to the Offer. I acknowledge that I will not receive any additional options or New Options until the date that is at least six months and one day after the date when the Options that I tender are accepted for exchange and canceled. I understand that the Company may grant options to its employees during that time period and that I will not be eligible for such option grants.

   The name and social security number of the registered holder of the Options tendered hereby appear below exactly as they appear on the option grant document(s) representing such Options. By completing the table on page 1 of this Letter of Transmittal, I have indicated the Options that I am tendering, which represent all of the Option Shares subject to each such Option, and all options granted to me on or after December 7, 2000 that have a lower exercise price than the option with highest exercise price I tender or as otherwise required by accounting rules. In the appropriate boxes of the table, I have listed for each Option the grant date, the exercise price the total number of Option Shares subject to the Option and the Plan under which the Option was granted. I understand that I may tender all or any of my options outstanding under the Plans having an exercise price equal to or greater than $50.00 in whole, but not in part, and that I am not required to tender any of such options in the Offer. I further understand that I have to tender all options granted to me on or after December 7, 2000 that have a lower exercise price than the option with highest exercise price I tender or as otherwise required by accounting rules if I wish to tender any options. I also understand that all of such Options properly tendered prior to the Expiration Date (as defined in the following sentence) and not validly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the terms and conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 5:00 p.m., Pacific Time, on June 7, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires.

   I recognize that upon the occurrence of any of the conditions set forth in
Section 6 of the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange.

   THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) OPTION HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF ANY TENDER OF OPTIONS WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

   All capitalized terms used in this Letter of Transmittal but not defined shall have the meaning ascribed to them in the Offer to Exchange.

   I have read, understand and agree to all of the terms and conditions of the Offer.

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                       OPTION HOLDER: PLEASE SIGN BELOW

                          (See Instructions 1 and 4)

   You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter of Transmittal proper evidence of the authority of such person to act in such capacity.



 ___________________________________________________________________________
                              SIGNATURE OF OWNER

 X _________________________________________________________________________
                 (Signature of Holder or Authorized Signatory)

 Date: _________________________, 2001

 Name: _____________________________________________________________________
                                (Please Print)

 Capacity: _________________________________________________________________

 Address: __________________________________________________________________
                           (Please include ZIP code)

 Telephone No. (with area code): ___________________________________________

 Tax ID/ Social Security No.: ______________________________________________


                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

   1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter of Transmittal (or a facsimile thereof), and any other documents required by this Letter of Transmittal, must be received by the Company at its address set forth on the front cover of this Letter of Transmittal on or before the Expiration Date.

   THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS (INCLUDING THIS LETTER OF TRANSMITTAL) IS AT YOUR ELECTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

   Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. To withdraw tendered Options you must deliver a Notice of Withdrawal of Tender, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer, unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

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

   The Company will not accept any alternative, conditional or contingent tenders. All tendering employees, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

   2. Inadequate Space. If the space provided herein is inadequate, the information requested by the table on page 1 of this Letter of Transmittal regarding the Options to be tendered should be provided on a separate schedule attached hereto.

   3. Tenders. If you intend to tender options pursuant to the Offer, you must complete the table on page 1 of this Letter of Transmittal by providing the following information for each Option that you intend to tender: grant date, exercise price, the total number of Option Shares subject to the Option and the Plan under which the Option was granted. If you choose to tender an Option, you must tender the full number of Option Shares subject to the Option. If you received options from the Company on or after December 7, 2000 you must tender all options received on or after that date that have a lower exercise price than the option with the highest exercise price you tender or as otherwise required under the accounting rules. If you want to tender any options.

   4. Signatures on this Letter of Transmittal. If this Letter of Transmittal is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option award document(s) to which the Options are subject without alteration, enlargement or any change whatsoever.

   If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, then such person's full title and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter of Transmittal.

   5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter of Transmittal, may be directed to:

   Stock Services
   NetIQ Corporation.
   3553 North First Street
   San Jose, CA 95034
   Telephone: (408) 856-3000

Copies will be furnished promptly at the Company's expense.

   6. Irregularities. All questions as to the number of Option Shares subject to Options to be accepted for exchange, and any questions as to form of documents and the validity (including eligibility and time of receipt), form and acceptance of any tender of Options will be determined by the Company in its sole discretion, which determinations shall be final and binding on all interested persons. The Company reserves the right to reject any or all tenders of Options that the Company determines not to be in appropriate form or the acceptance of which is unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in any tender with respect to any particular Options or any particular option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

   IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF), TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE.

   7. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.

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